Coopers                                             Coopers & Lybrand L.L.P.
& Lybrand
                                                    a professional services firm




                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


To the Directors of Scudder International Fund, Inc.:

We consent to the incorporation by reference in Post-Effective Amendment No. 56 to the Registration Statement of Scudder International Fund, Inc. on Form N-1A of our report dated May 16, 1997 on our audit of the financial statements and financial highlights of Scudder International Fund, which report is included in the Annual Report to Shareholders for the year ended March 31, 1997 which is incorporated by reference in the Post-Effective Amendment to the Registration Statement.

We also consent to the reference to our Firm under the caption "Experts."


                                                     /s/Coopers & Lybrand L.L.P.
Boston, Massachusetts                                 COOPERS & LYBRAND L.L.P.
July 28, 1997





   Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland.